SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 10, 2023

LOYALTY VENTURES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40776	87-1353472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8235 DOUGLAS AVENUE, SUITE 1200

DALLAS, TX 75225

(Address and Zip Code of Principal Executive Offices)

(972) 338-5170

(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LYLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on March 10, 2023 (the “Petition Date”), Loyalty Ventures Inc., a Delaware corporation (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Loyalty Ventures Inc., et al., Case No. 23-90111 (CML).

On March 10, 2023, the Company received a letter (the “Delisting Notice”) from the listing qualifications department staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, in accordance with Nasdaq Listing Rules 5101, 5110(b), and IM-5101-1, the staff of Nasdaq has determined that the Company’s common stock, par value $0.01 per share (the “Common Stock”) will be delisted from Nasdaq. In the Delisting Notice, the staff of Nasdaq referenced the Chapter 11 Cases and associated public interest concerns raised by it, concerns regarding the residual equity interest of the existing listed securities holders, and concerns about the Company’s ability to sustain compliance with all requirements for continued listing on Nasdaq. The Company does not intend to appeal the delisting determination.

Prior to receipt of the Delisting Notice, as previously disclosed on March 10, 2023, the Company notified Nasdaq of its intent to file a Form 25 Notification of Removal from Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934 with the Securities and Exchange Commission on or about March 20, 2023 to effect the voluntary delisting of the Common Stock from Nasdaq. The Company continues to expect the delisting of its Common Stock from Nasdaq to be effective on or about March 30, 2023.

The Company anticipates that the Common Stock will be suspended from trading on Nasdaq upon market close on March 17, 2023. The Common Stock may be eligible to be quoted on the Pink Open Market operated by the OTC Markets Group Inc. if a market maker sponsors the security and complies with Rule 15c2-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but the Company can provide no assurances that a public market for trading the Common Stock will exist after the expected suspension of trading on March 17, 2023 or in the future.

Item 3.03 Material Modification of Rights of Security Holders.

As previously announced, in connection with the commencement of the Chapter 11 Cases, on the Petition Date the Debtors, LoyaltyOne, Co., an unlimited liability company incorporated under the laws of Nova Scotia (“LoyaltyOne”), and certain of the Company’s other direct and indirect subsidiaries executed a Transaction Support Agreement (and together with all exhibits and schedules thereto, the “TSA”) with certain consenting stakeholders party thereto.

The information set forth below in Item 8.01 of this Current Report on Form 8-K (this “Form 8-K”) regarding the Bankruptcy Court’s Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of Beneficial Ownership and Declarations of Worthlessness with Respect to Common Stock and (II) Granting Related Relief (Docket No. 68) (the “Interim NOL Order”) is incorporated herein by reference.

Item 8.01. Other Events.

On the Petition Date, following the Bankruptcy Court’s hearing on the Debtors’ motions for first day relief, the Bankruptcy Court entered the Interim NOL Order. The Interim NOL Order is designed to assist the Debtors in preserving certain of their tax attributes by establishing, on an interim basis, among other things, the procedures (including notice requirements) (the “Procedures”) that restrict certain transactions involving, and require notices of the holdings of and proposed transactions by, any person or entity that is or, as a result of such a transaction, would become a Substantial Stockholder (as defined below) of Common Stock (and prohibits certain other stockholders that, in the three years preceding the Petition Date (i.e., the commencement of the Chapter 11 Cases), beneficially owned 50% or more of the Common Stock from making declarations of worthlessness with respect to the Common Stock in violation of the Procedures). For purposes of the Procedures, a “Substantial Stockholder” is any person or entity that has direct or indirect beneficial ownership of, after taking into account certain options or other similar rights to acquire beneficial ownership of Common Stock, at least 1,112,625 shares of Common Stock (representing approximately 4.5% of all issued and outstanding shares of the Common Stock). The terms and conditions of the Procedures were immediately effective and enforceable upon entry of the Interim NOL Order by the Bankruptcy Court. Any transfers of or declarations of worthlessness with respect to beneficial ownership of Common Stock in violation of the Procedures (including the notice requirements) will be null and void ab initio, and (a) in the case of any such transfer of beneficial ownership of Common Stock, the person or entity making such a transfer will be required to take remedial actions specified by the Debtors to appropriately reflect that such transfer of the Common Stock is null and void ab initio and (b) in the case of any such declaration of worthlessness with respect to beneficial ownership of Common Stock, the person or entity making such a declaration of worthlessness with respect to the Common Stock will be required to file an amended tax return revoking such declaration and any related deduction to appropriately reflect that such declaration is void ab initio.

The foregoing description of the Interim NOL Order is not complete and is qualified in its entirety by reference to the Interim NOL Order, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Additional Information on the Chapter 11 Cases

For Bankruptcy Court filings and other additional information related to the Chapter 11 Cases available from time to time, please see https://cases.ra.kroll.com/LVI, a website administered by Kroll Restructuring Administration LLC, a third party bankruptcy claims and noticing agent (the “Restructuring Website”). The information on the Restructuring Website is not incorporated by reference into, and does not constitute part of, this Form 8-K. Interested parties who may have questions related to the Chapter 11 Cases may call Kroll at (833) 570-5238 (US/Canada Toll Free) or (646) 440-4764 (International).

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially for a variety of reasons, including, among others, our high level of indebtedness; increases in market interest rates; the potential failure to satisfy the closing conditions under the purchase agreement for our BrandLoyalty business, which may result in the sale transaction not being consummated; the potential failure to satisfy the borrowing conditions under the bridge loan agreement in connection with the sale of our BrandLoyalty business, which may result in the BrandLoyalty business not being able to obtain bridge loans, which could lead to the insolvency of the BrandLoyalty business; continuing impacts related to COVID-19, including variants, labor shortages, reduction in demand from clients, supply chain disruption for our reward suppliers and capacity constraints, rising costs or other disruptions in the airline or travel industries; changes in geopolitical conditions, including the Russian invasion of Ukraine and related global sanctions and Russian restrictions or actions with respect to local assets; fluctuation in foreign exchange rates; execution of restructuring plans and any resulting cost savings; loss of, or reduction in demand for services from, significant clients; loss of active AIR MILES Reward Program collectors or greater than expected redemptions by the same; unfavorable resolution of pending or future litigation matters; disruption to operations due to the separation from our former parent or failure of the separation to be tax-free; new regulatory limitations related to consumer protection or data privacy limiting our services; loss of consumer information due to compromised physical or cyber security; the TSA may be terminated by certain of its parties if specified milestones are not achieved, amended or waived, or if certain other events occur; our ability to operate within the restrictions and the liquidity limitations of the debtor-in-possession financings we anticipate incurring in connection with the Chapter 11 Cases and the proceedings of LoyaltyOne for creditor protection in Canada under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA Proceeding”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”); our receipt of other acquisition bids and negotiations with associated bidders in connection with the sale and investment solicitation process (the “SISP”) for our AIR MILES business; and the ability to obtain relief from the Bankruptcy Court to facilitate the smooth operation of our businesses during the Chapter 11 Cases and other risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, our ability to obtain approval of the Bankruptcy Court and the Canadian Court with respect to motions or other requests made to the Bankruptcy Court and the Canadian Court throughout the course of the Chapter 11 Cases and the CCAA Proceeding (collectively, the “Cases”), including with respect to our CCAA debtor-in-possession facility and intercompany debtor-in-possession facility, the SISP, and the stalking horse purchase agreement we entered into with Bank of Montreal, a Schedule I bank under the Bank Act (Canada) or the consummation of the transactions contemplated therein, the effects of the Cases on us and on the interests of various constituencies, Bankruptcy Court and Canadian Court rulings in the Cases and the outcome of the Cases in general, the length of time we will operate under the Cases, risks associated with third-party motions in the Cases, regulatory approvals required to emerge from chapter 11, the potential adverse effects of the Cases on our liquidity or results of operations and increased legal and other professional costs in connection with the Cases. We believe that our expectations are based on reasonable assumptions. No assurances can be given that our expectations will prove to be correct. Additional risks and uncertainties are set forth in the Risk Factors section of both (1) our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and (2) any updates in Item 1A, or elsewhere, in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K or any updates thereto. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

99.1	Interim NOL Order

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loyalty Ventures Inc.

Date: March 15, 2023	By:	/s/ Cynthia L. Hageman
Cynthia L. Hageman
Executive Vice President, General Counsel and Secretary